UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 3)

Filed by the Registrant ☒                                                 Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Trans World Entertainment Corporation

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
June 27, 2019

The following explanatory note updates the explanatory note that was included with Trans World Entertainment Corporation’s (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 12, 2019 (the “Proxy Statement”) for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 27, 2019, at 10:00 a.m., EDT, at Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. This Supplement, which should be read in conjunction with the Proxy Statement, is first being made available to shareholders of the Company on or about June 13, 2019. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

EXPLANATORY NOTE

As disclosed on a Form 8-K filed by the Company on June 12, 2019, Mr. Martin Hanaka, one of the Company’s current directors, notified the Company that due to other professional commitments, he has decided to not stand for re-election at the Annual Meeting. In addition, the Company has determined, in consultation with Mark R. Higgins, to nominate Mr. Jeff Hastings for election to the Board at the Annual Meeting. As a result of the Company’s nomination of Mr. Hastings for election to the Board at the Annual Meeting, Mark R. Higgins has withdrawn his slate of nominees for election to the Board of Directors of the Company at the Annual Meeting. As a result, the Annual Meeting is no longer a contested election. The six (6) director nominees named in the Proxy Statement and on the proxy card have been approved and recommended by your Board.

As a result of the change in the Company’s director nominees and the withdrawal of Mr. Higgins’ solicitation, even if you have already returned your WHITE proxy card, we urge you to promptly mark, date, sign and return the new proxy card. If you have already returned your WHITE proxy card and you do not return a new proxy card, your vote with respect to the director nominees will only be cast with respect to the five (5) directors that remain nominated, and no vote will be cast with respect to Mr. Hastings. If you have already returned Mr. Higgins’ BLUE proxy card and want to cast your vote with respect to six (6) director nominees that have been approved and recommended by your Board, you must revoke your votes by promptly marking, dating, signing and returning the new proxy card. If your shares are held by a bank, broker, or other nominee, you must contact the bank, broker, or nominee and follow their instructions for revoking or changing your vote. If you would like your vote to be cast with respect to the six (6) director nominees named in the Proxy Statement and approved and recommended by your Board, you must promptly mark, date, sign and return the new proxy card.

Your vote is very important. Whether or not you attend the Annual Meeting in person, and regardless of the number of shares of the Company that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, your Board urges you to vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing and returning the new proxy card.

Note Regarding Proxy Materials

If shareholders have any questions, require assistance with voting, or need additional copies of the proxy materials, please contact the Company at 518-452-1242.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 27, 2019: The Notice, the Proxy Statement, all Proxy Statement Supplements and Annual Report are available at www.envisionreports.com/TWEC.